                                                                    EXHIBIT 10.9

                                  ORIUS CORP.

May 30, 2000

Mr. Jack E. Reich
110 Brinker Road
Barrington Hills, IL 60010

          Re: Assumption and Extension of Letter Agreement dated June 28, 1999 between you and LISN Holdings, Inc. (the "Original Letter")

Dear Jack:

          As you know, Orius Corp. ("Orius") acquired LISN Holdings, Inc. ("LISN") in December 1999 (the "Acquisition"). By signing this letter agreement in the space provided below, you hereby agree with LISN and Orius as follows:

1. Assumption of Original Letter. Orius hereby assumes all of LISN's obligations under the Original Letter and succeeds to all of LISN's rights under the Original Letter. Effective for the period commencing at the closing of the Acquisition, Orius is hereby substituted for LISN in the Original Letter.

2. Extension of Term. As you know, the term of the consulting arrangement under the Original Letter expired as of the end of November 30, 1999, subject to renewal upon mutual agreement of you and LISN for up to two additional, consecutive six month periods. Orius and you previously agreed to the first of such extensions, and Orius and you hereby agree to the second of such extensions, so that the Term (as defined in the Original Agreement) will now continue through November 30, 2000, subject to further renewal upon mutual written agreement of you and Orius for up to two additional, consecutive six month periods.

3. Stock Options. LISN issued stock options to you and, upon closing of the Acquisition, those options converted into options to acquire Orius stock. Such options were issued in satisfaction of, and supercede, LISN's obligations under paragraph 2(c) of the Original Letter.

4. D&O Insurance. In a letter to you dated [June 28, 1999], Willis Stein & Partners II, L.P. and Willis Stein & Partners Dutch, L.P. (collectively, "Willis Stein") provided certain assurances to relating to director's and officer's liability insurance. You agree that, effective automatically at such time as Orius obtains a director's and officer's liability insurance policy covering any period, Willis Stein shall automatically be released from all liability with respect to such period under that letter.
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Jack E. Reich
May 30, 2000
Page 2

5. Miscellaneous. Heading are used in this letter agreement for convenience only and are not a part hereof. This letter agreement may be executed in counterparts, no one of which need contain the signatures of all the parties, but all of which together will constitute the same agreement.

          Please execute this letter agreement in the space provided below and return it to me to indicate your agreement to the foregoing terms. By so executing this letter you thereby agree to be bound by the terms hereof. This letter shall terminate automatically unless you execute and return it to the undersigned by 5:00 p.m. Eastern time on May 30, 2000.

          We are please to continue our productive relationship with you.

                                   Very truly yours,

                                   ORIUS CORP.

                                   By: /s/ William J. Mercuno
                                      -------------------------------
                                   Its:  President
                                       ------------------------------

                                   LISN HOLDINGS, INC.

                                   By: /s/ William J. Mercuno
                                      -------------------------------
                                   Its:  Executive Vice President
                                       ------------------------------


I UNDERSTAND AND AGREE TO BE BOUND
BY THE TERMS IN THE FOREGOING LETTER,
effective of this May 30, 2000:

/s/ Jack E. Reich
-----------------------------
Jack E. Reich
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                              LISN HOLDINGS, INC.

June 28, 1999

K, JE Lmtd.
Mr. Jack B. Reich
President
18 N 110 Brinker Road
Barrington Hills, IL 60010

               Re: LISN Consulting Arrangements

Dear Jack:

               This letter sets forth the terms on which you have agreed to serve LISN Holdings, Inc. ("LISN") as a director and consultant. By signing this letter agreement in the space provided below, you hereby agree with LISN as follows:

1.       Service on Board of Directors and as a Consultant.

     a)  You have been elected, and agree to serve, as a director of LISN

     b) In addition, you will serve LISN as a consultant commencing on June 1, 1999 and continuing for the period of six months thereafter, subject to renewal upon mutual agreement of you and LISN for up to two additional, consecutive six month periods (the "Term"). During the Term, you will consult with and assist LISN for five business days per month, as requested by LISN's CEO and board of directors with respect to the following projects and matters: (i) identification, negotiation and consummation of add-on acquisitions; (ii) improvement of LISN's sales and marketing efforts, to enable LISN to rapidly diversify its revenue stream; (iii) improvement of LISN's key human resources processes (i.e., targeting, recruiting, hiring, training, developing and retaining employees), to enable LISN to become the "employer of choice" for technician labor; and (iv) improvements in collections of accounts receivable, to enable LISN to reduce the age of its accounts receivable. In addition, you will provide advice and support to LISN's CEO, in additional areas he identifies.
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Jack E. Reich
June 28, 1999
Page 2


2.        Compensation and Expense Reimbursement.

     a) LISN will pay you compensation at the rate of $15,000 per month for up to five full days of consulting services for each month in which you provide consulting services in accordance with paragraph 1 above. Consulting in excess of five days per month will be compensated at the rate of $3,000 per day. Such payments for services rendered in any month shall be made within 15 days following the end of such month.

     b) So long as you serve on LISN's board of directors, you will receive director's fees consistent with those paid by LISN to its other "outside" directors.

     c) At such time as this letter agreement becomes effective, LISN will grant to you, in accordance with the terms of its executive stock incentive plan, options to acquire a number of shares of LISN common stock representing 0.75% of LISN's common stock outstanding as of June 1, 1999. The option exercise price will equal the per share price per common share paid by Willis Stein at close. These options will vest in equal thirds every six months commencing June 1, 1999, and will expire in ten years or, if earlier, upon sale or other change of control of LISN. If at the end of ten years, Reich has not exercised options, LISN will purchase options at fair market value.

     d) LISN shall pay your reasonable out-of-pocket expenses incurred in connection with your services provided hereunder, consistent with its policies applicable to senior officers.

3. Confidentiality. You acknowledge that all information you develop and generate regarding LISN and potential acquisition candidates while a consultant to or director of LISN shall be the exclusive property of LISN, that you will not disclose any of such information to any third parties without LISN's prior written, and that you will use your reasonable best efforts to ensure that none of such information is disclosed to any third party without LISN's prior consent. Notwithstanding the foregoing, you will not be bound by confidentiality provisions with regard to information which was or came to be in the public domain through no fault of your own or of any of your agents. If you breach the provisions of this paragraph, the LISN may, in addition asserting any other rights



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Jack B. Reich
June 28, 1999
Page 3


     and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

4. Your Relationship with LISN. You shall not be an employee of LISN but shall be an independent contractor (responsible for the payment of all taxes arising out of payments hereunder), and shall not have any authority to represent or bind LISN in any manner.

5. Miscellaneous. Heading are used in this letter agreement for convenience only and are not a part hereof. This letter agreement may be executed in counterparts, no one of which need contain the signatures of all the parties, but all of which together will constitute the same agreement.

          Please execute this letter agreement in the space provided below and return it to me to indicate your agreement to the foregoing terms. By so executing this letter you thereby agree to be bound by the terms hereof. This letter shall terminate automatically unless you execute and return it to the undersigned by 5:00 p.m. Eastern time on June __, 1999.

          We look forward to a long and productive relationship with you.

                                        Very truly yours,

                                        LISN HOLDINGS, INC.

                                        By:
                                            ---------------------------------

                                        Its:
                                            ---------------------------------


I UNDERSTAND AND AGREE TO BE BOUND
BY THE TERMS IN THE FOREGOING LETTER,
effective as of this June __, 1999:



--------------------------------
Jack B. Reich